Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Orion Energy Systems, Inc.

Manitowoc, Wisconsin

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-236837) and Form S-8 (No.333-148401, 333-169611, 333-176176, 333-213042, and 333-233180) of Orion Energy Systems, Inc. of our report dated June 5, 2020, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/BDO USA, LLP

Milwaukee, Wisconsin

June 5, 2020